Exhibit 99.1

Jerash Elects Bill Korn to Board of Directors

Fairfield, New Jersey – June 15, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), a producer of high-quality textile goods for leading global brands, today announced the election of Bill Korn to its board of directors. Mr. Korn satisfies the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and qualifies as an audit committee financial expert within the meaning of the SEC and Nasdaq rules. Mr. Korn filled a board seat vacated by Sean Socha, an independent director, who resigned for personal reasons.

“Bill Korn is an excellent addition to our board, bringing financial expertise as the Chief Financial Officer of a high-growth Nasdaq traded company, as well as deep expertise in the integration of acquisitions and management of large global workforces as part of a U.S. corporation,” said Samuel Choi, Chairman and Chief Executive Officer of Jerash. “We look forward to leveraging his experience as we continue to focus on driving efficiency in our operations and executing our long-term plans for both organic and strategic growth.”

“I am excited to join the board of a growing multinational business such as Jerash and look forward to contributing to its success on behalf of stockholders,” said Mr. Korn. “Jerash is a unique company providing high-quality, duty-free manufacturing services at a time when these competitive advantages are critical to its customers. Additionally, Jerash has a strong record of ESG accolades and offering rewarding employment to a highly-valued, globally-sourced workforce located in Jordan.”

Bill Korn currently serves as Chief Financial Officer of MTBC, Inc., a Nasdaq-traded healthcare IT company (Nasdaq: MTBC), a position he has held since June 2013. Mr. Korn helped take MTBC public in 2014, and MTBC has completed more than 15 acquisitions during his tenure as CFO. Mr. Korn contributes to the management of a large off-shore team in Pakistan which facilitates MTBC’s success. Mr. Korn has served as CFO for six other businesses, including SnapOne and Antenna Software. His leadership enabled Antenna Software to grow at an 87% CAGR through a combination of acquisitions and organic growth during his 10-year tenure. He also spent 10 years with IBM as a member of the senior management team that created IBM’s highly-successful services strategy in the 1990’s. Mr. Korn graduated magna cum laude from Harvard College and received his MBA from Harvard Business School.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, New Balance, G-III, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, etc.). Its production facilities comprise four factory units, one workshop, and three warehouses and it currently employs approximately 4,000 people. The total annual capacity at its facilities was approximately 8.0 million pieces as of the end of calendar year 2019. Additional information is available at http://www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. In addition, there is uncertainty about the continuous spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact Information:

Matt Kreps, Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com